EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

________________ NEWS ________________

Vista Gold Corp. Announces Filing of Final Short Form Base Shelf Prospectus and Amendment of Shelf Registration Statement

Denver, Colorado, July 11, 2014 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) is pleased to announce that it filed a final short form base shelf prospectus with the securities commissions in each province and territory of Canada (other than Quebec) (the “Canadian Prospectus”) and an amendment to its shelf registration statement on Form S-3 filed with the United States Securities and Exchange Commission (collectively, the “Offering Documents”).  The Canadian Prospectus was filed to replace Vista’s prior Canadian short form base shelf prospectus that expired last quarter. Vista’s current shelf registration statement on Form S-3 expires next year and will not be affected by the filing of this separate shelf registration statement on Form S-3.  The Company has no current intention to immediately sell securities under the Offering Documents.  This preserves Vista’s ability to complete future financings for corporate growth and development in an efficient and flexible manner, if appropriate at the time.

The Offering Documents, if and when brought effective, allow Vista to make offerings of common shares, warrants, subscription receipts or units for aggregate proceeds of up to US$50 million during the next three years to potential purchasers in the United States and during the next 25 months to potential purchasers in each province and territory of Canada (other than Quebec).

As previously announced, Vista currently anticipates using any proceeds from the sale of securities under the Offering Documents, if any, to fund the development of existing or acquired mineral properties, property acquisitions, working capital requirements, to repay indebtedness outstanding from time to time, if any, or for other general corporate purposes.

Frederick H. Earnest, President and Chief Executive Officer commented, “We have brought our costs down dramatically over the past year, and are prepared to keep our costs at these current levels as we wait for the markets to improve.  Until then, we will continue to give priority to financing through non-dilutive means, such as the sale of non-core assets. Prudent business practice dictates that we maintain the flexibility that these shelf filings afford us, although our history shows that we use them sparingly.”

The terms of any securities offered under the Offering Documents and the intended use of the net proceeds resulting from such offering will be established at the time of any offering and will be described in a prospectus supplement filed with the United States Securities and Exchange Commission and the applicable Canadian securities regulatory authorities at the time of the offering.  After the registration statement becomes effective, a copy of the Offering Documents and, at the time of an offering, if any, a prospectus supplement relating to the offering under the Offering Documents, when available, can be obtained by contacting Vista, attention: Connie Martinez at (720) 981-1185, Suite 5, 7961 Shaffer Parkway, Littleton, Colorado 80127.

About Vista Gold

Vista’s principal assets include its flagship Mt Todd gold project in Northern Territory, Australia, and an 11.2% holding in Midas. We also have non-core projects in Mexico and California and royalty interests in projects in Bolivia and Indonesia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, the future effectiveness of the prospectus and the registration statement, the completion of future financings, the use of proceeds from such financings and the growth and development of Vista, keeping Vista’s costs at current levels until markets improve, the priority on financing through non-dilutive means (including through the sale of non-core assets) and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 17, 2014 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

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